Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 26, 2011, relating to our audit of the financial statements of Vitamin Blue, Inc. for the years ended December 31, 2010 and 2009, which report appears in the December 31, 2010 annual report on Form 10-K of Vitamin Blue, Inc. incorporated herein by reference.

s/ HJ Associates & Consultants, LLP.
HJ Associates & Consultants, LLP.
Salt Lake City, Utah
August 25, 2011